UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 Par Value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 29, 2026, Sanara MedTech Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MiMedx Group, Inc., a Florida corporation (“Parent”) and Mustang Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Upon the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) declared advisable the Merger Agreement and the transactions contemplated thereby, (iv) resolved to recommend that the Company’s stockholders vote to approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Company Board Recommendation”) and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their approval and adoption. The Board of Directors of Parent unanimously approved the Merger Agreement and the Transactions, including, the Merger and the issuance by Parent of common stock, par value $0.001 per share of Parent (the “Parent Common Stock”)

Merger Consideration

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, at the effective time of the Merger (the “Effective Time”), each share of Common Stock, par value $0.001 per share of the Company (“Company Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares held by a holder who is entitled to demand and properly demands appraisal of such shares in accordance with Chapter 10, Subchapter H of the Texas Business Organizations Code and (ii) shares held by the Company, Parent or any of their respective subsidiaries (each, an “Excluded Company Share”)), will be cancelled and converted into the right to receive $33.00 per share in cash, without interest (the “Per Share Cash Consideration”) and 0.4735 shares of Parent Common Stock (the “Per Share Stock Consideration,” and together with the Per Share Cash Consideration, the “Merger Consideration”). The Per Share Stock Consideration represents a value of $2.00 per share, calculated based on the average closing price of Parent Common Stock for the five consecutive trading days immediately prior to July 29, 2026. At the Effective Time, each Excluded Company Share will automatically be cancelled and extinguished without any consideration paid for such Excluded Company Share.

The shares of Parent Common Stock to be issued in connection with the Merger will be listed on the Nasdaq Stock Market. In connection with the issuance of Parent Common Stock as Merger Consideration, Parent will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include the proxy statement of the Company for its stockholder meeting relating to the Transactions.

Treatment of Equity Awards

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (a) each share of restricted Company Stock, granted pursuant to the Company’s Restated 2014 Omnibus Long-Term Incentive Plan, the Company’s 2024 Omnibus Long-Term Incentive Plan, or otherwise, whether vested or unvested, which is outstanding as of immediately prior to the Effective Time and which is subject to restrictions on transfer and/or forfeiture (the “Company Restricted Stock”), will automatically be canceled and converted automatically into the right to receive from the Company, at or promptly after the Effective Time, an amount (i) in cash (less applicable tax withholdings) equal to the Per Share Cash Consideration and (ii) a number of shares of Parent common stock equal to the Per Share Stock Consideration (the “Restricted Stock Consideration”); and (b) immediately prior to the Effective Time, each option that represents the right to acquire Company Stock, which is outstanding as of immediately prior to the Effective Time (each, a “Company Option”) shall, by virtue of the Merger and without any action on the part of the Company, Parent or the holder of such Company Option, automatically be cancelled and converted automatically into the right to receive from the Company, at or promptly after the Effective Time, an amount in cash (less applicable taxes) equal to the Merger Consideration (with the Per Share Stock Consideration based on the closing price of the shares of Parent common stock on the last trading day prior to the Closing Date) less the exercise price payable in respect of such Company Option (the “Option Consideration”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, and the Company’s obligation to convene a meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement.

Additionally, the Company is bound by a covenant not to solicit, initiate, or knowingly take any action to facilitate or encourage any competing acquisition proposals. However, at any time before receiving the Company Stockholder Approval (as defined below), if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited competing acquisition proposal is or would reasonably be expected to lead to a Superior Proposal and the Board’s failure to engage would be reasonably likely to be inconsistent with its fiduciary duties, then the Company is permitted to engage in discussions or negotiations with the third party, subject to certain requirements set forth in the Merger Agreement. If, at any time before receiving the Company Stockholder Approval, the Company has received an unsolicited Superior Proposal, then the Board may make an Adverse Recommendation Change and/or cause the Company to terminate the Merger Agreement, subject to certain requirements set forth in the Merger Agreement, including first providing Parent with customary match rights. In addition, subject to certain conditions and requirements, including first providing Parent customary match rights, the Board may effect an Adverse Recommendation Change (but not terminate the Merger Agreement) in response to an “Intervening Event”.

Conditions to the Transactions

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby at a meeting of the Company’s stockholders. The Merger is not subject to a financing condition, but is subject to the satisfaction or waiver (where permitted by applicable law) of certain closing conditions, including:

●	the adoption and approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon (the “Company Stockholder Approval”);
●	the absence of any law, ruling, injunction or order that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger;
●	the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and receipt of certain other applicable approvals, clearances or expirations of waiting periods under the antitrust laws and foreign direct investment laws of other jurisdictions;
●

other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality);

●	the registration statement on Form S-4, pursuant to which the shares of Parent common stock issuable in connection with the Merger being registered with the SEC and declared effective by the SEC, and the absence of a stop order suspending such registration statement, and the shares of Parent common stock to be issued in connection with the Merger being approved for listing on Nasdaq;
●	the absence of a Material Adverse Effect since the date of the Merger Agreement.

Termination

The Merger Agreement may be terminated by mutual written agreement of the Company and Parent. In addition, either party may terminate the Merger Agreement if:

●	the Merger has not been consummated on or before July 29, 2027 (the “End Date”), provided that either Company or Parent may extend the End Date to January 29, 2028 in the event that the requisite antitrust approvals have not been obtained by the End Date;

●	a court or other governmental authority issues a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

●	the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders (or any adjournment or postponement thereof taken in accordance with the Merger Agreement); or

●	if the other party breaches any of its representations, warranties or covenants, the breach would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.

In addition, the Merger Agreement may be terminated (i) by the Company, prior to obtaining the Company Stockholder Approval, to enter into a definitive agreement with respect to a Superior Proposal, subject to compliance with the applicable provisions of the Merger Agreement and payment of the Termination Fee described below, and (ii) by Parent if at any time prior to obtaining the Company Stockholder Approval the Board effects an Adverse Recommendation Change.

If the Merger Agreement is terminated under certain circumstances, the Company would be obligated to pay Parent a termination fee of $22,540,785.00 in cash (the “Parent Termination Fee”). The Parent Termination Fee would be payable, among other circumstances, if: (i) the Merger Agreement is terminated by Parent following the Board’s Adverse Recommendation Change; (ii) the Company terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal; or (iii) following the public disclosure of an alternative acquisition proposal with respect to the Company, the Merger Agreement is terminated for failure to obtain the Company Stockholder Approval and, within 12 months after such termination, the Company enters into a definitive agreement for, or consummates, certain alternative acquisition transactions. Furthermore, Parent will be required to pay to the Company a termination fee of $9,660,336.00 if the Company terminates the Merger Agreement because of a failure of Parent to consummate the Merger when required to do so by the Merger Agreement. In no event will either party be required to pay its applicable termination fee on more than one occasion.

If the Merger Agreement is consummated, the Company Stock will be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Merger Agreement. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or Merger Subsidiary during the period prior to the consummation of the Merger. The Merger Agreement and the summary should not be relied upon as disclosure about the Company, Parent, or Merger Subsidiary. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, or Merger Subsidiary, or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Voting Agreement

Concurrently with the execution of the Merger Agreement, on July 29, 2026, Parent entered into a voting agreement (the “Voting Agreement”) with the Company and certain stockholders of the Company (the “Specified Stockholders”). Pursuant to the Voting Agreement, each of the Specified Stockholders has agreed, among other things, to vote, or cause to be voted, all of the shares beneficially owned by such Specified Stockholder (the “Shares”) in favor of the adoption of the Merger Agreement and against any alternative acquisition proposal, in each case, subject to certain conditions.

As of the date of the Merger Agreement, the Specified Stockholders collectively held approximately 38.9% of the total voting power of the Shares. The Voting Agreement also contains restrictions on, among other things, the transfer of the Shares held by the Specified Stockholders.

The Voting Agreement will terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of the Voting Agreement by written agreement of the parties thereto, (d) the date on which the Board makes an Adverse Recommendation Change, or (e) such date and time as the Merger Agreement shall have been, without the prior written consent of the Company’s stockholders, amended or supplemented, or any provision thereof waived, in a manner that changes the form of the consideration or reduces the amount of the Merger Consideration payable (or issuable) in respect of the Shares.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 29, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing. Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between MiMedx Group, Inc. (“MiMedx”) and Sanara MedTech Inc. (“Sanara”). This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the timing of the proposed transaction and the anticipated benefits of the proposed transaction. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: uncertainties as to the timing of the proposed transaction; the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of Sanara’s stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Sanara’s or MiMedx’s stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in certain circumstances requiring Sanara to pay a termination fee; risks related to disruption of management’s attention from Sanara’s ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; risks associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in Sanara’s most recent annual report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement that will be filed by Sanara with the SEC in connection with the proposed transaction will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or Sanara’s consolidated financial condition, results of operations, credit rating or liquidity.

In light of the significant uncertainties in these forward-looking statements, Sanara cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by Sanara, its directors, officers or employees or any other person that Sanara will achieve its objectives and plans in any specified time frame, or at all. Any forward-looking statements in this communication are based upon information available to Sanara on the date of this communication. Subject to applicable law, Sanara does not undertake to publicly update or revise its forward-looking statements.

Important Additional Information

In connection with the proposed transaction, MiMedx intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Sanara and that also constitutes a prospectus of MiMedx. Each of MiMedx and Sanara may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that MiMedx or Sanara may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Sanara. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about MiMedx, Sanara and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by MiMedx will be available free of charge on MiMedx’s website at https://investors.mimedx.com/. Copies will also be available at no charge at the Investors Relations section of Sanara’s website at https://ir.sanaramedtech.com/.

Participants in the Solicitation

Sanara, MiMedx and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Sanara, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Sanara’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2026. Information about the directors and executive officers of MiMedx, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in MiMedx’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Sanara and MiMedx using the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2026, by and among Sanara MedTech Inc., MiMedx Group, Inc., and Mustang Merger Sub, Inc.*

10.1	Voting Agreement, dated as of July 29, 2026, by and among MiMedx Group, Inc., Sanara MedTech Inc., and certain stockholders identified in an exhibit thereto*

99.1	Press Release issued by Sanara MedTech Inc. on July 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date:	July 29, 2026	By:	/s/ Elizabeth B. Taylor
Elizabeth B. Taylor
Chief Financial Officer